EXHIBIT 3.2


                                     BYLAWS

                                       OF

                                  PROBEX CORP.



                                                     BYLAWS OF
                                                   PROBEX CORP.

                                                 TABLE OF CONTENTS


ARTICLE I - OFFICES...............................................................................................1
         Section 1.1.      Registered Office.  ...................................................................1
                           -----------------
         Section 1.2.      Other Offices.  .......................................................................1
                           -------------

ARTICLE 2 - MEETINGS OF STOCKHOLDERS..............................................................................1
         Section 2.l.      Place of Meetings......................................................................1
                           -----------------
         Section 2.2.      Annual Meetings........................................................................1
                           ---------------
         Section 2.3.      Notice of Annual Meeting.  ............................................................2
                           ------------------------
         Section 2.4.      Voting List.  .........................................................................2
                           -----------
         Section 2.5.      Special Meetings.......................................................................2
                           ----------------
         Section 2.6.      Notice of Special Meetings.............................................................2
                           --------------------------
         Section 2.7.      Quorum.  ..............................................................................3
                           ------
         Section 2.8.      Order of Business.  ...................................................................3
                           -----------------
         Section 2.9.      Majority Vote..........................................................................4
                           -------------
         Section 2.10.     Method of Voting.......................................................................4
                           ----------------

ARTICLE 3 - DIRECTORS.............................................................................................5
         Section 3.1.      General Powers.........................................................................5
                           --------------
         Section 3.2.      Number of Directors.  .................................................................5
                           -------------------
         Section 3.3.      Election Qualification and Term of Office of Directors.  ..............................5
                           ------------------------------------------------------
         Section 3.4.      Nomination of Directors.  .............................................................5
                           -----------------------
         Section 3.5.      Regular Meetings.  ....................................................................7
                           ----------------
         Section 3.6.      Special Meetings.......................................................................7
                           ----------------
         Section 3.7.      Quorum, Majority Vote.  ...............................................................7
                           ---------------------
         Section 3.8.      Action Without Meeting.................................................................7
                           ----------------------
         Section 3.9.      Telephone and Similar Meetings.........................................................8
                           ------------------------------
         Section 3.10.     Notice of Meetings.  ..................................................................8
                           ------------------
         Section 3.11.     Rules and Regulations..................................................................8
                           ---------------------
         Section 3.12.     Resignations.  ........................................................................9
                           ------------
         Section 3.13.     Removal of Directors...................................................................9
                           --------------------
         Section 3.14.     Vacancies..............................................................................9
                           ---------
         Section 3.15.     Compensation of Directors.  ...........................................................9
                           -------------------------

ARTICLE 4 - EXECUTIVE AND OTHER COMMITTEES.......................................................................10
         Section 4.1.      Executive Committee...................................................................10
                           -------------------
         Section 4.2.      Other Committees.  ...................................................................11
                           ----------------
         Section 4.3.      Procedure; Meetings; Quorum.  ........................................................11
                           ---------------------------



                                                         i


ARTICLE 5 - NOTICES..............................................................................................13
         Section 5.l.      Method................................................................................13
                           ------
         Section 5.2.      Waiver.  .............................................................................13
                           ------

ARTICLE 6 - OFFICERS.............................................................................................13
         Section 6.1.      Election, Qualification.  ............................................................13
                           -----------------------
         Section 6.2.      Salary.  .............................................................................14
                           ------
         Section 6.3.      Term, Removal.  ......................................................................14
                           -------------
         Section 6.4.      Resignation...........................................................................14
                           -----------
         Section 6.5.      Vacancies.............................................................................14
                           ---------
         Section 6.6.      Chairman of the Board.  ..............................................................14
                           ---------------------
         Section 6.7.      President.............................................................................15
                           ---------
         Section 6.8.      Vice Presidents.  ....................................................................15
                           ---------------
         Section 6.9.      Secretary.  ..........................................................................16
                           ---------
         Section 6.10.     Assistant Secretary...................................................................16
                           -------------------
         Section 6.11.     Treasurer.  ..........................................................................16
                           ---------
         Section 6.12.     Assistant Treasurer.  ................................................................17
                           -------------------

ARTICLE 7 - INDEMNIFICATION OF DIRECTORS,
         OFFICERS, EMPLOYEES AND AGENTS..........................................................................17
         Section 7.1.      Third-Party Actions...................................................................17
                           -------------------
         Section 7.2.      Derivative Actions.  .................................................................18
                           ------------------
         Section 7.3.      Determination of Indemnification.  ...................................................19
                           --------------------------------
         Section 7.4.      Right to Indemnification. ............................................................19
                           ------------------------
         Section 7.5.      Advance of Expenses.  ................................................................20
                           -------------------
         Section 7.6.      Indemnification Not Exclusive.  ......................................................20
                           -----------------------------
         Section 7.7.      Insurance.  ..........................................................................20
                           ---------
         Section 7.8.      Definitions of Certain Terms..........................................................20
                           ----------------------------
         Section 7.9.      Liability of Directors.  .............................................................21
                           ----------------------

ARTICLE 8 - CERTIFICATES OF STOCK................................................................................22
         Section 8.1.      Certificates..........................................................................22
                           ------------
         Section 8.2.      Facsimile Signatures.  ...............................................................22
                           --------------------
         Section 8.3.      Lost Certificates.  ..................................................................22
                           -----------------
         Section 8.4.      Transfers of Stock....................................................................23
                           ------------------
         Section 8.5.      Fixing Record Date.   ................................................................23
                           ------------------
         Section 8.6.      Registered Stockholders.  ............................................................23
                           -----------------------

ARTICLE 9 - AFFILIATED TRANSACTIONS..............................................................................24
         Section 9.1.      Validity.  ...........................................................................24
                           --------
         Section 9.2.      Disclosure, Approval; Fairness.  .....................................................24
                           ------------------------------
         Section 9.3.      Nonexclusive.  .......................................................................25
                           ------------

ARTICLE 10 - GENERAL PROVISIONS..................................................................................25
         Section 10.1.     Dividends.............................................................................25
                           ---------
         Section 10.2.     Reserves.  ...........................................................................25
                           --------


                                                        ii




         Section 10.3.     Annual Statement......................................................................26
                           ----------------
         Section 10.4.     Checks.  .............................................................................26
                           ------
         Section 10.5.     Fiscal Year...........................................................................26
                           -----------
         Section 10.6.     Seal.  ...............................................................................26
                           ----

ARTICLE 11 - AMENDMENTS..........................................................................................26
         Section 11.1.     Amendments............................................................................26
                           ----------



                                                        iii

                                  PROBEX CORP.


                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
         Section 1.2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         Section 2.l. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the Board of Directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2000, shall be held at the time and place to be selected by the Board of Directors. If such day is a legal holiday, then the annual meeting shall be held on the next following business day. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

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         Section 2.3.  Notice of Annual  Meeting.  Written  notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

         Section 2.4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

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         Section 2.7. Quorum.  The holders of a majority of the voting power (as determined by the Certificate of Incorporation of the Corporation) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board, President, Vice Presidents (in the order of their seniority if more than one), Secretary and Treasurer. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the

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Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

         Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power (as determined by the Certificate of Incorporation of the Corporation) of the stock of the Corporation possessing voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 2.10. Method of Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                    ARTICLE 3
                                    DIRECTORS

         Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.2. Number of Directors. Except as otherwise fixed by or pursuant to the provisions of Article 5 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, the number of directors constituting the Board of Directors shall be such number as shall be from time to time specified by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors. The number of directors of the Corporation shall not be less than one (1).

         Section 3.3. Election Qualification and Term of Office of Directors. Subject to the provisions set forth in the Certificate of Incorporation, the number of directors shall be fixed in such manner as may be determined by the vote of a majority of the directors then in office. The Board of Directors of the corporation shall be classified as set forth in the Certificate of Incorporation and the directors of each such class shall be elected at the annual meeting of stockholders held for the same year in which the term of such class expires as set forth in the Certificate of Incorporation. Directors need not be stockholders of unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Elections of directors need not be by written ballot. A majority of the directors may elect from its members a chairman. The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

         Section 3.4. Nomination of Directors. Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.

         Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

         Section 3.7. Quorum, Majority Vote. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a consent in writing, setting forth the action so taken shall be signed by all of the directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

         Section 3.9. Telephone and Similar Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.10. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be sent by mail, facsimile, telephone or electronic transmission, or be delivered personally to each director at such director's residence or usual place of business, at least one (1) day before the day on which the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         Section 3.11. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

         Section 3.12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.13. Removal of Directors. Unless otherwise restricted by the Delaware statutes, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of

Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 3.14. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.5 of
Article II of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 3.14 shall hold office for the remainder of the full term of such office and until such successor shall have been elected and qualified.

         Section 3.15. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 4

                         EXECUTIVE AND OTHER COMMITTEES

         Section 4.1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate annually two (2) or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire Board of Directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority with reference to:

                  (a)  amending  the   Certificate  of   Incorporation   of  the
         Corporation;

                  (b) adopting an agreement of merger or consolidation involving the Corporation;

                  (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

                  (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e) adopting, amending or repealing any Bylaw;

                  (f) filling vacancies on the Board of Directors or on any committee of the Board of Directors, including the executive committee;

                  (g) fixing the compensation of directors for serving on the Board of Directors or on any committee of the Board of Directors, including the executive committee; or

                  (h) amending or repealing any resolution of the Board of Directors which by its terms may be amended or repealed only by the Board of Directors.


         Section 4.2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

         Section 4.3. Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the Board of Directors shall be sent by mail, facsimile, telephone or electronic transmission, or be delivered personally to each member thereof, not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. The executive committee or any other committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings as the executive committee or such other committee of the Board of Directors may deem proper. A majority of the members of the executive committee or any other committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The executive committee or any other committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary of the Corporation, and shall report on such proceedings to the Board of Directors.

                                    ARTICLE 5
                                     NOTICES

         Section 5.l. Method. Whenever, under the provisions of the Delaware statutes, of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, and the method of notice is not otherwise specified herein, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telecopy or facsimile transmission or by electronic transmission and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of telecopy, facsimile transmission or electronic transmission, upon confirmation of receipt.

         Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes, of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
                                    ARTICLE 6
                                    OFFICERS

         Section 6.1. Election, Qualification. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 6.2. Salary. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 6.3. Term, Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 6.4. Resignation. Subject at all times to the right of removal as provided in Section 6.3 of this Article 6, any officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided, however, that the President or, in the event of the resignation of the President, the Board of Directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6.5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

         Section 6.6. Chairman of the Board. The Chairman of the Board shall, if there be such an officer, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders. The Chairman of the Board shall counsel with and advise the President and perform such other duties as the Board of Directors or the executive committee may from time to time determine. Except as otherwise provided by resolution of the Board of Directors, the Chairman of the Board shall be ex-officio a member of all committees of the Board of Directors. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same.

         Section 6.7. President. The President shall also be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders (in the absence of the Chairman of the Board) and the Board of Directors (in the absence of the Chairman of the Board), shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 6.8. Vice Presidents. In the absence of the President and the Chairman of the Board or in the event of their inability or refusal to act, the Vice President (or if there shall be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for the other committees designated by the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the corporate seal may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         Section 6.10. Assistant Secretary. The Assistant Secretary, if any (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or in the absence of any such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

         Section 6.12. Assistant Treasurer. The Assistant Treasurer, if any (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or in the absence of any such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
                                    ARTICLE 7
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         Section 7.1. Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

         The Corporation may indemnify any employee or agent of the Corporation, or any employee or agent serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

         Section 7.2. Derivative Actions. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         Section 7.3. Determination of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article
7. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders.

         Section 7.4. Right to Indemnification. Notwithstanding the other provisions of this Article 7, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article 7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 7.5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by, or on behalf of, the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article 7.

         Section 7.6. Indemnification Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this
Article 7.

         Section 7.8. Definitions of Certain Terms. For purposes of this Article 7, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 7.

         Section 7.9. Liability of Directors. Notwithstanding any provision of the Certificate of Incorporation of the Corporation or of these Bylaws, no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (a) shall have breached his duty of loyalty to the Corporation or its stockholders; (b) shall not have acted in good faith; (c) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (d) shall have derived an improper personal benefit.

                                    ARTICLE 8
                              CERTIFICATES OF STOCK

         Section 8.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 8.2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 8.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8.4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.5. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 8.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE 9
                             AFFILIATED TRANSACTIONS

         Section 9.1. Validity. Except as otherwise provided for in the Certificate of Incorporation of the Corporation and except as otherwise provided in this Bylaw, if Section 9.2 is satisfied, no contract or transaction between the Corporation and any of its directors, officers or security holders, or any Corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of such person's participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

         Section 9.2. Disclosure, Approval; Fairness. Section 9.1 shall apply only if:

                  (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

                           (1) to the Board of Directors (or committee  thereof)
                  and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                           (2) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the voting power (as determined by the Certificate of Incorporation of the Corporation) of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes. (b) the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors (or committee thereof) or the stockholders.

         Section 9.3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         Section 10.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation of the Corporation.

         Section 10.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 10.3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by majority vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 10.4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 10.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 10.6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced or otherwise.

                                   ARTICLE 11
                                   AMENDMENTS

         Section 11.1. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority of the entire Board of Directors, at any meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these Bylaws only to the extent and in the manner provided by statue and in the Certificate of Incorporation of the Corporation.

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